
                                                                  EXHIBIT H-1(a)


           GPU, INC. CONSOLIDATED
ACTUAL AND PRO FORMA CAPITALIZATION
                     (IN THOUSANDS)

The actual and pro forma capitalization of GPU, Inc. and Subsidiary Companies at
December 31, 1999 is as follows:


                                                   Actual                       Pro Forma (1)
                                                   Amount         %               Amount             %
                                                 ----------     -----            ---------        -----
                           Long-term debt        $6,420,910     56.0%           $5,365,228       56.5%
                            Notes payable         1,171,869     10.2%              375,832        4.0%
               Trust preferred securities           200,000      1.7%              200,000        2.1%
        Subsidiary-oblidgated mandatorily
                               redeemable

preferred securities                                125,000      1.1%              125,000        1.3%
                          Preferred stock            96,649      0.8%               96,649        1.0%
                            Common Equity         3,464,953     30.2%            3,339,953       35.1%
                                                 ----------     -----            ---------        -----

Total                                           $11,479,381    100.0%           $9,502,662      100.0%

(1)  Reflects the following adjustments:

(a) The sale in May 2000 of GPU Powernet and GPU Gasnet for their book value of $2,389 million (which amount includes the related acquisition and other debt). GPU has selected a "short list" of bidders for the assets. Final, binding and unconditional bids are scheduled to be received on May 5, 2000, and execution of definitive sale agreements is scheduled for May 8, 2000, with the closings to occur as soon thereafter in May as practicable.

(b) GPU's acquisition of MYR Group Inc., for $225 million (including $10 million for estimated transaction costs) in cash for which authorization is being sought in SEC File No. 70-9599.

(c) The issuance through a JCP&L affiliate of asset securitization bonds for up to a maximum of $587 million in the third quarter of 2000.

(d) GPU common stock repurchases of up to $125 million from time to time as subject to favorable market conditions following the sale of the Australian assets.


                                        1

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


                                                                 EXHIBIT H-1(a)


           GPU ENERGY SUBSIDIARIES
ACTUAL AND PRO FORMA CAPITALIZATION
                     (IN THOUSANDS)


The actual and pro forma capitalization of JCP&L, Met-Ed, and Penelec Companies at
December 31, 1999 are as follows:

 JCP&L

                                                                   Actual          Pro Forma (1)
                                                           -------------------
                                        Capitalization       Amount         %         Amount         %
                                        --------------     ----------     ----     -------------   ------

                                        Long-term debt     $1,173,773     42.2%      $1,561,773    52.6%
                                         Notes payable              -      0.0%               -     0.0%
                            Trust preferred securities              -      0.0%               -     0.0%
                     Subsidiary-oblidgated mandatorily
                                            redeemable

preferred securities                                          125,000      4.5%         125,000     4.2%
                                       Preferred stock         96,649      3.5%          96,649     3.3%
                                         Common Equity      1,385,367     49.8%       1,185,367    39.9%
                                                           ----------     ----     -------------   ------

Total                                                      $2,780,789    100.0%      $2,968,789   100.0%




(1) - Includes the Asset Securitization Issuance of $587 million less a paydown on debt of $199 million.

                                                     2

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


                                                                 EXHIBIT H-1(a)


                                     Met-Ed

                                                     Actual               Pro Forma
                                               -----------------
                           Capitalization       Amount          %           Amount             %
                           --------------      ----------     ----      -------------       ------

                           Long-term debt       $546,908      47.6%         $596,908         52.0%
                            Notes payable              -       0.0%          105,000          9.1%
               Trust preferred securities        100,000       8.7%          100,000          8.7%
                    Subsidiary-oblidgated
                   mandatorily redeemable
preferred securities                                   -       0.0%                -          0.0%
                          Preferred stock              -       0.0%                -          0.0%
                            Common Equity        501,417      43.7%          346,417         30.2%
                                               ----------     ----      -------------       ------

Total                                         $1,148,325     100.0%       $1,148,325        100.0%




                                 Penelec

                                                     Actual                Pro Forma
                                               -------------------
                           Capitalization       Amount          %           Amount             %
                           --------------      ----------     ----      -------------       ------
                           Long-term debt       $424,654      40.9%         $474,654         45.7%
                            Notes payable         53,600       5.2%          148,600         14.3%
               Trust preferred securities        100,000       9.6%          100,000          9.6%
                    Subsidiary-oblidgated
                   mandatorily redeemable
preferred securities                                   -       0.0%                -          0.0%
                          Preferred stock              -       0.0%                -          0.0%
                            Common Equity        461,182      44.4%          316,182         30.4%
                                               ----------     ----      -------------       ------

Total                                         $1,039,436     100.0%       $1,039,436        100.0%


                                        3
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